UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2012
HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2012, Mr. Omar M. Asali was appointed President of the registrant, Harbinger Group Inc. (the “Company”).   Mr. Asali, age 41, was previously appointed Acting President of the registrant effective June 30, 2011. Mr. Asali has served as a director of the registrant since May, 2011.

Mr. Asali is also a director of Zap.Com Corporation and a director and the Vice Chairman of Spectrum Brands Holdings, Inc.  Prior to his appointment as the President of the registrant, Mr. Asali was a Managing Director and Head of Global Strategy for Harbinger Capital Partners LLC (“Harbinger Capital”), an affiliate of the Company. Prior to joining Harbinger Capital in 2009, Mr. Asali was the co-head of Goldman Sachs Hedge Fund Strategies (“Goldman Sachs HFS”) where he helped manage approximately $25 billion of capital allocated to external managers. Mr. Asali also served as co-chair of the Investment Committee at Goldman Sachs HFS. Before joining Goldman Sachs HFS in 2003, Mr. Asali worked in Goldman Sachs’ Investment Banking Division, providing M&A and strategic advisory services to clients in the High Technology Group.  Mr. Asali previously worked at Capital Guidance, a boutique private equity firm. Mr. Asali began his career working for a public accounting firm. Mr. Asali received an M.B.A. from Columbia Business School and a B.S. in Accounting from Virginia Tech.  None of the companies Mr. Asali worked with before joining Harbinger Capital is an affiliate of the Company.

On January 9, 2012, the registrant entered into an employment agreement with Mr. Asali as its President, effective as of October 1, 2011 (the “Effective Date”). The employment agreement will have an initial term of one year from the Effective Date. The employment agreement will automatically renew unless either party gives the other written notice of termination at least 90 days prior to the end of the then current term of the employment agreement.  Mr. Asali will continue to provide certain services to the Harbinger Capital affiliated funds during a one year transition period.

Mr. Asali’s annual base salary will initially be $500,000. Within 150 days following the Effective Date, Mr. Asali will be granted 350,000 shares of restricted stock or restricted stock units and nonqualified stock options to purchase 1,000,000 shares of the registrant’s common stock (collectively, the “Initial Equity Grant”). The restricted stock or restricted stock units will vest and  the restrictions will lapse on the third anniversary of the Effective Date and the option awards will vest one-third per year on the first, second and third anniversaries of the Effective Date.  Mr. Asali will also be eligible for an annual bonus comprised of a mix of cash and equity with a target of $2,500,000 (and such actual bonus may be lower or higher based on performance).

If during the term of the employment agreement, the registrant terminates Mr. Asali’s employment without “Cause” or if Mr. Asali terminates his employment for “Good Reason,” (including upon a Company initiated nonrenewal of the term so long as he provides services through the end of the then current term and separates thereafter) subject to receiving a signed separation agreement and general release of claims from  Mr. Asali, the registrant shall pay  or provide Mr. Asali with  (i) his base salary for twelve months in continuing installments, (ii) the Initial Equity Grant shall vest on a pro-rata basis based on the length of time elapsed (calculated as if Mr. Asali worked through the end of the term), (iii) payment of any  non-deferred portion of the annual bonus for the prior year which was earned but unpaid, (iv) payment of 50% of the unpaid deferred cash portion, if any and vesting of 50% of the unvested equity portion, if any, of annual bonuses awarded for years prior to the year of termination, (v) eligibility for an annual bonus for the year of termination determined in accordance with the employment agreement, provided that (A) the cash portion of such bonus shall be paid and the equity portion of such bonus shall be granted on the same terms and at the same time as such grants are made to other senior executives of the Company, (B) Mr. Asali shall only be entitled to 50% of any deferred cash component of such annual bonus with such payment to be made within 74 days following the end of the Company’s fiscal year and (C) only 50% of the equity portion of such annual bonus will be granted and such equity grant will be fully vested on the date of grant, and (vi) continued medical and dental benefits for a  twelve (12) month period, subject to Mr. Asali’s payment for the cost of such benefits as if he remained an active employee.  In addition, the registrant shall pay Mr. Asali any accrued but unpaid base salary and vacation time and any properly incurred but unreimbursed business expenses.

Mr. Asali is also subject to certain non-competition restrictions for six (6) months post termination of employment and certain non-solicitation restrictions for eighteen (18) months post termination of employment, as well as perpetual confidentiality provisions. Mr. Asali is subject to a perpetual non-disparagement covenant and subject to Mr. Asali signing a release, the non-disparagement covenant will be mutual.

The description of the employment agreement set forth above is not complete. A copy of Mr. Asali’s employment agreement, dated January 9, 2012, will be filed with the Company’s Annual Report on Form 10-K/A for the fiscal year ending September 30, 2011 and is hereby incorporated herein by reference.

Item 8.01.	Other Events.

In addition to the information disclosed above under Item 5.02, six persons employed by Harbinger Capital have signed employment agreements with the registrant and are employed by the registrant effective as of October 1, 2011 and are no longer employed by Harbinger Capital.  These persons include David Maura (Chairman of the Board of Directors of Spectrum Brands Holdings, Inc. and a member of the Board of Directors of the registrant),  Carl Giesler, Phillip Gass and Tyler Kolarik who are joining the Company’s investment team, Corrine Glass, who will become Acting General Counsel of the registrant, and Tara Glenn, who will be focused on the Company’s Investor Relations.  These six persons will continue to provide certain services to the Harbinger Capital affiliated funds during a one year transition period.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HARBINGER GROUP INC.

By:	/s/ Francis T. McCarron
Name: Francis T. McCarron
Title: Executive Vice President and Chief Financial Officer

Dated:  January 12, 2012